UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

j2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2017, j2 Cloud Services, LLC (“j2 Cloud”), a wholly-owned subsidiary of j2 Global, Inc., and j2 Cloud Co-Obligor, Inc., a wholly-owned subsidiary of j2 Cloud (the “Co-Issuer” and together with j2 Cloud, the “Issuers”) completed the issuance and sale of $650 million aggregate principal amount of its 6.000% senior notes due 2025 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act (the “Senior Notes Offering”). The Notes were sold pursuant to a purchase agreement, dated June 22, 2017 (the “Purchase Agreement”), among the Issuers, certain of j2 Cloud’s direct and indirect wholly-owned subsidiaries that are signatories to the Purchase Agreement (collectively, the “Guarantors”) and Citigroup Global Markets Inc., as representative of the several initial purchasers (the “Initial Purchasers”).

j2 Cloud estimates that the net proceeds from the Senior Notes Offering are approximately $636.4 million, after deducting the Initial Purchasers’ discounts and commissions and the Issuers’ estimated offering expenses. The Issuers intend to use the net proceeds from the Senior Notes Offering to redeem all of j2 Cloud’s outstanding 8.000% Senior Notes due 2020 (the “2020 Notes”), to distribute sufficient net proceeds to j2 Global, Inc. (“j2 Global”) to pay off all amounts outstanding under j2 Global’s existing credit facility (“Credit Facility”) and, to the extent any proceeds remain thereafter, for general corporate purposes, which may include acquisitions.

Indenture

The Notes are governed by an indenture dated as of June 27, 2017 (the “Indenture”), between the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The Notes bear interest at a rate of 6.000% per annum, payable semiannually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2018. The Notes mature on July 15, 2025, and are senior unsecured obligations of the Issuers and are guaranteed on an unsecured basis by the Guarantors. If j2 Cloud or any of its restricted subsidiaries acquires or creates a domestic restricted subsidiary, other than an Insignificant Subsidiary (as defined in the Indenture), after the issue date, or any Insignificant Subsidiary ceases to fit within the definition of Insignificant Subsidiary, such restricted subsidiary is required to unconditionally guarantee, jointly and severally, on an unsecured basis, the Issuers’ obligations under the Notes.

The Issuers may redeem some or all of the Notes at any time on or after July 15, 2020 at specified redemption prices plus accrued and unpaid interest, if any, to, but excluding the redemption date. Before July 15, 2020, and following certain equity offerings, the Issuers also may redeem up to 35% of the Notes at a price equal to 106.000% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding the redemption date. In addition, at any time prior to July 15, 2020, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus an applicable “make-whole” premium.

The Indenture contains covenants that will limit the Issuers’ ability and, in certain instances, the ability of certain of the j2 Cloud’s subsidiaries to (i) pay dividends or make distributions on j2 Cloud’s capital stock or repurchase j2 Cloud’s capital stock; (ii) make certain restricted payments; (iii) create liens or enter into sale and leaseback transactions; (iv) enter into transactions with affiliates; (v) merge or consolidate with another company; and (vi) transfer and sell assets. These covenants include certain exceptions.

A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is only a summary and is qualified in its entirety by the terms of the Indenture (including the Form of Note).

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

8.000% Senior Notes Due 2020

On June 27, 2017, j2 Cloud notified U.S. Bank National Association, as trustee (the “2012 Trustee”) under the indenture, dated as of July 26, 2012 (as amended, supplemented or otherwise modified, the “2012 Indenture”), between j2 Global and the 2012 Trustee, as supplemented by the First Supplemental Indenture, dated as of June 10, 2014, among j2 Cloud (formerly known as j2 Cloud Services, Inc.), j2 Global and the 2012 Trustee, governing the 2020 Notes that j2 Cloud would redeem the 2020 Notes and satisfy and discharge (the “Satisfaction and Discharge”) the 2012 Indenture using the net proceeds from the offering of the Notes.

On June 27, 2017, the j2 Cloud deposited sufficient funds with the 2012 Trustee to fund the redemption of the outstanding aggregate principal amount of the 2020 Notes, to pay the redemption premium equal to 102% of the principal amount on the 2020 Notes and to pay accrued and unpaid interest on the 2020 Notes to, but excluding, the redemption date (the principal, premium and interest collectively referred to herein as the “Redemption Price”), which will be August 1, 2017 (the “Redemption Date”). The 2012 Trustee has acknowledged that the Satisfaction and Discharge of the 2012 Indenture was effective on June 27, 2017. The Redemption Price will be paid to holders of the 2020 Notes on the Redemption Date.

Credit Agreement

On June 27, 2017, net proceeds from the Senior Notes Offering were used to, among other things, repay the Credit Agreement, dated as of December 5, 2016 (as amended, supplemented, waived or otherwise modified from time to time), among j2 Global, as borrower, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent and as joint lead arranger, and Citigroup Global Markets Inc., as joint lead arranger.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On June 27, 2017, the j2 Global and j2 Cloud issued a joint press release announcing the completion of its issuance and sale of the Notes in a private placement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On June 27, 2017, j2 Cloud delivered its Notice of Redemption for all of the outstanding 2020 Notes to U.S. Bank National Association, as trustee, and to the holders of the 2020 Notes. The redemption of the 2020 Notes is expected to occur on the Redemption Date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of June 27, 2017, between the Issuers, the Guarantors and U.S. Bank National Association, as trustee (including Form of Note due 2025).

99.1	Press Release dated June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc (Registrant)

Date: June 27, 2017	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture dated as of June 27, 2017, between the Issuers, the Guarantors and U.S. Bank National Association, as trustee (including Form of Note due 2025).

99.1	Press Release dated June 27, 2017.